                                   Exhibit C
                                   ---------

                      Executive Officers and Directors of
                               IVI Checkmate Ltd.

          The following sets forth information with respect to the executive officers and directors of IVI Checkmate Ltd.

          W. Douglas M. Archibald is a Canadian citizen and his principal occupation is to act as the President and Chief Executive Officer of Design Recovery Inc. Mr. Archibald's business address is Suite 405, 277 Lakeshore Road, East, Oakville, Ontario, L6J 1H9, Canada. Mr. Archibald is a director of IVI.

          R. Geoffrey Bowen is a Canadian citizen and his principal occupation is Vice President Sales of IVI. Mr. Bowen's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.

          Nicholas J.L. Dawson is a Canadian citizen and his principal occupation is to act as the Vice President Operations of IVI. Mr. Dawson's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.

          David Groves is a Canadian citizen and his principal occupation is to act as the Vice President Engineering of IVI. Mr. Groves' business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.

          Martin Hemy is a Canadian citizen and his principal occupation is to act as the Vice President Product and Market Research of IVI. Mr. Hemy's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.

          Peter H. Henry is a Canadian citizen and his principal occupation is to act as the Vice President, and Chief Financial Officer of IVI. Mr. Henry's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.

          Peter E. Roode is a Canadian citizen and his principal occupation is to act as the President of Triarch Corporation. Mr. Roode's business address is 55 University Avenue, Suite 605, Toronto, Ontario, M5J 2H7, Canada. Mr. Roode is a director of IVI.

          Stanford Spence is a U.S. citizen and his principal occupation is to act as the Chairman of the Board of the Company. Mr. Spence's business address is 1003 Mansell Road, Roswell, Georgia 30076. Mr. Spence is a director of IVI.

          L. Barry Thomson is a Canadian citizen and his principal occupation is to act as the President and Chief Executive Officer of the Company and IVI. Mr. Thomson's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada. Mr. Thomson is a director of the Company and IVI.

          George Whitton is a Canadian citizen and his principal occupation is to act as Chairman of the Board of Directors of IVI. Mr. Whitton's business address is 79 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada.